                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2005

                        SPARTA COMMERCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)

            Nevada                       0-9483                  95-3502207
            ------                       ------                  ----------
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
incorporation)                                               Identification No.)

               462 Seventh Avenue, 20th Floor, New York, NY 10018
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (212) 239-2666
                                                           --------------

               240 West 35th Street, Suite 402, New York, NY 10001
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange
Act (17 CFR 240.14d-2(d)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.313e-4(c)).

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

In December 2004, we commenced a private placement to raise up to $3,000,000 through the sale of up to 30 units of our securities at $100,000 per unit. Each unit consists of (i) 1,000 shares of series A convertible, redeemable preferred stock and (ii) warrants to purchase 320,513 shares of common stock, exercisable for three years at $0.195 per share. The preferred stock has a stated value of
$100 per share, carries a 6% annual cumulative dividend, payable semi-annually in arrears, and is convertible into shares of common stock at the rate of one preferred share into 641 shares of common stock. The private placement is being conducted by a placement agent on a best efforts basis. The units are being offered solely to accredited investors. The units offered have not been registered under the Securities Act and may not be offered or sold in the United
States absent registration or an applicable exemption from registration requirements. Through January 24, 2005, we sold 2.25 units. We agreed to file a registration statement, at our expense, for the resale of common stock underlying the units within 90 days of the final closing of the private placement.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SPARTA COMMERCIAL SERVICES, INC.

Date:  January 28, 2005
                                            By: /s/ Anthony L. Havens
                                               --------------------------------
                                               Anthony L. Havens, President

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